SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c) of

the Securities Exchange Act of 1934

Check the appropriate box:
☒ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐ Definitive Information Statement

CANNABICS PHARMACEUTICALS INC.

(Name of Registrant As Specified In Its Charter)

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF ACTION TAKEN PURSUANT TO

WRITTEN CONSENT OF STOCKHOLDERS

To the Stockholders of Cannabics Pharmaceuticals Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of Cannabics Pharmaceuticals Inc., a Nevada corporation (the “Company”), in connection with action taken by the holder of a majority of the issued and outstanding voting securities of the Company, approving, by written consent dated [_], 2022, the following items:

1.	an amendment to the Company’s Amended and Restated Articles of Incorporation to change the Company’s name from “Cannabics Pharmaceuticals Inc.” to “CNBX Pharmaceuticals Inc.” (the “Name Change”);

2.	the authorization of the Company’s Board of Directors (the “Board” or the “Board of Directors”) to effect a reverse stock split of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) in connection with a potential listing on a national stock exchange in a ratio to be determined by the Board based on market conditions and the Company’s trading price at the time of such reverse split in the range of 1:40 to 1:120 at any time prior to February [ ], 2023, whereby every 40-120 (such number of shares, the “Split Denominator”) shares of the authorized, issued and outstanding Common Stock shall be combined into one (1) share of authorized, issued and outstanding Common Stock (the “Reverse Stock Split”); and

3.	an amendment to the Company’s Amended and Restated Articles of Incorporation to decrease the number of authorized shares of preferred stock of the Company, par value $0.0001 per share (the “Preferred Stock”), from 100,000,000 to 5,000,000 (the “Preferred Share Decrease”).

The actions to be taken pursuant Items 1, 2, and 3 above shall be taken at such future date as determined by the Board of Directors, but in no event earlier than the 20th day after this Information Statement is mailed or furnished to the stockholders of record as of [_], 2022.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information.

By order of our Board of Directors,
/s/ Eyal Barad Eyal Barad Chief Executive Officer and Director

Dated: [_], 2022

INFORMATION STATEMENT

OF

CANNABICS PHARMACEUTICALS INC.

# 3 Bethesda Metro Center, Suite 700

Bethesda, MD 20814

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS REQUIRED IN

CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Cannabics Phamarceuticals Inc., a Nevada corporation (the “Company”), is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable Nevada law. No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters' rights with respect to the receipt of the written consents, and no dissenters' rights under applicable Nevada law are afforded to the Company's stockholders as a result of the adoption of these resolutions.

On [_], 2022, our Board of Directors approved a resolution seeking stockholder approval regarding the authorization of the Company’s Board of Directors (the “Board” or the “Board of Directors”) to (i) change the Company’s name from “Cannabics Pharmaceuticals Inc.” to “CNBX Pharmaceuticals Inc.” (the “Name Change”), (ii) effect a reverse stock split of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at any time prior to February [ ], 2023, in connection with a potential listing on a national stock exchange in a ratio to be determined by the Board based on market conditions and the Company’s trading price at the time of such reverse split in the range of 1:40 to 1:120, whereby every 40-120 (such number of shares, the “Split Denominator”) shares of the authorized, issued and outstanding Common Stock shall be combined into one (1) share of authorized, issued and outstanding Common Stock (the “Reverse Stock Split”), and (iii) decrease the number of authorized shares of preferred stock, $0.0001 par value per share (the “Preferred Stock”), from 100,000,000 to 5,000,000 (the “Preferred Share Decrease”). On the same day, the holder of a majority of the Company’s outstanding Common Stock consented to the same. Our Board of Directors approved (i) the Name Change as it believes that “CNBX Pharmaceuticals Inc.” better reflects the nature of the Company’s current focus of operations, the development of novel oncological therapies with a specific synthetic cannabinoid molecular composition, (ii) the Reverse Stock Split because such a split may increase the per share market price of our common stock, providing a more favorable trading market for the shares and greater flexibility in the Company’s future corporate development, and (iii) the Preferred Share Decrease because the Board wants to better align the Company’s capital structure.

Interests of Certain Persons in Matters Acted Upon

Other than as described above, and except in their capacity as stockholders (which interest does not differ from that of the other holders of Company’s Common Stock), none of our officers, directors, or any of their respective affiliates or associates has any interest in the matters being acted upon.

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ACTION NO. 1

NAME CHANGE

Purpose and Material Effects of the Name Change

The Name Change is being effected in order to more closely align the Company’s name with the operations and direction of the Company.

The Name Change will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered. This proposal is not the result of management’s knowledge of an effort to accumulate the issuer’s securities or to obtain control of the issuer by means of a merger, tender offer, solicitation or otherwise. It was done as a way to broaden the scope of the Company’s name recognition and enhance shareholder value. Under the NRS, stockholders are not entitled to appraisal rights with respect to the proposed Name Change.

Procedure for Effecting the Name Change

The Name Change will become effective at such future date as determined by the Board, as evidenced by the filing of a Certificate of Amendment to Articles of Incorporation in substantially the form of Appendix A with the Secretary of State of the State of Nevada (the “Amendment”), but in no event earlier than the 20th calendar day after this Information Statement is mailed or furnished to the stockholders of record as of [_], 2022. Moreover, although the Name Change has been approved by the requisite number of stockholders, the Board reserves the right, in its discretion, to abandon the Name Change at any time if it determines that abandoning the Name Change is in the best interests of the Company. No further action on the part of stockholders would be required to either effect or abandon the Name Change.

The text of the Amendment is subject to modification to include such changes as may be required by the NRS and as the Board deems necessary and advisable to effect the Name Change.

ACTION NO. 2

AUTHORIZATION OF THE REVERSE STOCK SPLIT

Principal Effects of the Reverse Stock Split

If the Company implements the Reverse Stock Split, we will amend our Articles of Incorporation by filing a Certificate of Change to Articles of Incorporation in substantially the form of Appendix B (the “Certificate of Change”) with the Nevada Secretary of State, which will result in the number of shares of the Common Stock held by each stockholder being reduced to a number of shares determined by dividing the number of shares held immediately before the Reverse Stock Split by the Split Denominator, and then rounding up to the nearest whole share. The Reverse Stock Split would not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that interests in fractional shares would be rounded up to the nearest whole share. Pursuant to the Nevada Revised Statutes (“NRS”), the Reverse Stock Split only impacts outstanding shares and not authorized shares unless the Certificate of Change by its terms also decreases the authorized shares.

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Corporate Matters. The Reverse Stock Split would have the following effects on the number of shares of Common Stock outstanding:

•	in a one-for-40 reverse stock split, every 40 shares owned by a stockholder would be exchanged for one share; and the number of shares of our Common Stock issued and outstanding will be reduced from [______] shares to [_____] shares

•	in a one-for-80 reverse stock split, every 80 shares owned by a stockholder would be exchanged for one share; and the number of shares of our Common Stock issued and outstanding will be reduced from [______] shares to [_____] shares

•	in a one-for-120 reverse stock split, every 120 shares owned by a stockholder would be exchanged for one share; and the number of shares of our Common Stock issued and outstanding will be reduced from [______] shares to [_____] shares.

The Reverse Stock Split will be effected simultaneously for all of our outstanding Common Stock and the exchange ratio of the Reverse Stock Split and Split Denominator will be the same for all of our outstanding Common Stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share. As described below, stockholders and holders of options holding fractional shares will have their shares rounded up to the nearest whole number. Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

Effect on Market Price of our Common Stock. The immediate effect of the Reverse Stock Split would be to reduce the number of shares of the outstanding Common Stock and to possibly increase the trading price of such Common Stock. However, the effect of any effected Reverse Stock Split upon the market price of the Common Stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances sometimes improves stock performance, but in many cases does not. There can be no assurance that the trading price of the Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of the Common Stock outstanding as a result of the Reverse Stock Split or remain at an increased level for any period. The trading price of the Common Stock may change due to a variety of other factors, including clinical trial results, other factors related to business and general market conditions.

Dilution. You may also experience future potential substantial dilution of your percentage of ownership of the equity in the Company as a result of this Reverse Stock Split. While the Reverse Stock Split itself does not result in dilution (except with respect to the round up of fractional shares as discussed below), it makes available a substantial number of shares for future transactions by the Company, the consummation of which could result in substantial dilution.

Fractional Shares. No scrip or fractional share certificates will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the exchange ratio of the Reverse Stock Split, will be entitled, upon surrender of certificate(s) representing these shares, to a number of shares of shares rounded up to the nearest whole number and, accordingly, no money will be paid for a fractional share.

Options and Warrants. Holders of options and warrants to purchase shares of Common Stock, who upon exercise of their options or warrants would otherwise be entitled to receive fractional shares because they hold options or warrants which upon exercise would result in a number of shares of Common Stock not evenly divisible by the exchange ratio of the Reverse Stock Split, will receive a number of shares of Common Stock rounded up to the nearest whole number.

Authorized Shares. The Company is currently authorized to issue 900,000,000 shares of Common Stock. Upon effectiveness of the Reverse Stock Split, the number of authorized shares of Common Stock would remain 900,000,000, although the number of shares of Common Stock issued and outstanding will decrease. The issuance in the future of additional shares of the our Common Stock may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights of the currently outstanding shares of our Common Stock. Authorized but unissued shares will be available for issuance, and we may issue such shares in future financings or otherwise. If we issue additional shares, the ownership interest of holders of our Common Stock would be diluted.

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The additional shares of Common Stock that would become available for issuance if the Reverse Stock Split is implemented could also be used by the Company’s management to oppose a hostile takeover attempt or delay or prevent changes of control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. The Board has no plans to use any of the additional shares of Common Stock that would become available following the approval of the Reverse Stock Split, if any, for any such purposes.

Accounting Matters. The par value per share of the Common Stock would remain unchanged after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the stated capital on the balance sheet attributable to the Common Stock will be reduced proportionally, based on the exchange ratio of the Reverse Stock Split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of the Common Stock outstanding. The Company does not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Other Effects on Outstanding Shares. If the Reverse Stock Split is implemented, the rights and preferences of the outstanding shares of the Common Stock would remain the same after the Reverse Stock Split. Each share of Common Stock issued pursuant to the Reverse Stock Split would be fully paid and non-assessable. The Reverse Stock Split would result in some stockholders owning “odd-lots” of less than 100 shares of the Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

No Appraisal Rights. Under the NRS, stockholders are not entitled to appraisal rights with respect to the proposed Certificate of Change to effect the Reverse Stock Split.

United States Federal Income Tax Consequences of the Reverse Stock Split. The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split to a stockholder (hereinafter a “U.S. stockholder”) that is a “United States person,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”). It does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares through such entities. The discussion below is based on the provisions of the U.S. federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the shares held by the stockholder prior to the Reverse Stock Split (“Old Shares”) were, and the shares owned by the stockholders immediately after the Reverse Stock Split (“New Shares”) will be, owned as “capital assets,” as defined in the Code (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. The discussion below regarding the U.S. federal income tax consequences of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder is urged to consult with his or her own tax advisor with respect to the tax consequences of the Reverse Stock Split.

No gain or loss should be recognized by a U.S. stockholder upon such stockholder’s exchange (or deemed exchange) of Old Shares for New Shares pursuant to the Reverse Stock Split. The aggregate tax basis (and the holding period) of the New Shares received in the Reverse Stock Split should be the same as such stockholder’s aggregate tax basis (and holding period) in the Old Shares being exchanged. Special tax basis and holding period rules may apply to holders that acquired different blocks of stock at different prices or at different times. Holders should consult their own tax advisors as to the applicability of these special rules to their particular circumstances.

Potential Anti-Takeover Effect Of Certain Provisions. Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels which are higher than would otherwise be the case. By increasing the number of shares available to authorize and issue, the Company has caused a potential anti-takeover effect by creating potential dilution to the number of outstanding shares. Such dilution will cause a party attempting a takeover to be required to buy more shares of the Company stock and to expend additional resources to accomplish such a measure.

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Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

The Reverse Stock Split will become effective at such future date as determined by the Board, as evidenced by the filing of the Certificate of Change with the Secretary of State of the State of Nevada (which we refer to as the “Effective Time”), but in no event earlier than the 20th calendar day after this Information Statement is mailed or furnished to the stockholders of record as of [ ], 2022, or later than February [ ], 2023. Moreover, although the Reverse Stock Split has been approved by the requisite number of stockholders, the Board reserves the right, in its discretion, to abandon the Reverse Stock Split prior to the proposed effective date if it determines that abandoning the Reverse Stock Split is in the best interests of the Company. No further action on the part of stockholders would be required to either effect or abandon the Reverse Stock Split.

The text of the Certificate of Change is subject to modification to include such changes as may be required by the NRS and as the Board deems necessary and advisable to effect the Reverse Stock Split. If the Board elects to implement the Reverse Stock Split, the number of issued and outstanding shares of the Common Stock would be reduced in accordance with the Exchange Ratio of the Reverse Stock Split. The number of authorized shares of the Common Stock would remain unchanged.

As soon as practicable after the Effective Time, stockholders will be notified that the Reverse Stock Split has been effected. As of the Effective Time of the Reverse Stock Split, each certificate representing shares of the Common Stock before the Reverse Stock Split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of the Common Stock resulting from the Reverse Stock Split, except that holders of un-exchanged shares would not be entitled to receive any dividends or other distributions payable by us after the Effective Time until they surrender their old stock certificates for exchange. All shares, underlying options and other securities would also be automatically adjusted at the Effective Time.

If the Company elects to exchange stock certificates, the Company expects that its transfer agent, Cleartrust LLC, will act as exchange agent for purposes of implementing the exchange of stock certificates. In such event, as soon as practicable after the Effective Time, stockholders of record would receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the Reverse Stock Split. Persons who hold their shares in brokerage accounts or “street name” would not be required to take any further actions to effect the exchange of their certificates. No new certificates would be issued to a stockholder until such stockholder has surrendered the outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the Reverse Stock Split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the Reverse Stock Split, rounded up to the nearest whole share.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

ACTION NO. 3

AUTHORIZATION OF PREFERRED SHARE DECREASE

Purposes of the Preferred Share Decrease

The principal purpose of the Decrease in Authorized Shares is to more closely align our capital structure. With the Reverse Stock Split at a range of 1-for-40 to 1-for-120 shares, the Reverse Stock Split will create a sharp reduction in the number of outstanding shares of Common Stock and would, with no further action by us, result in a significant disparity in the ratio of our Common Stock to Preferred Stock. By implementing the Preferred Share Decrease simultaneously with the Reverse Stock Split, we will still have a sufficient number of authorized shares of both Common Stock and Preferred Stock which will afford us maximum flexibility to issue shares of either class in the future while allowing us to have a proportionate capital structure.

Effect of the Preferred Share Decrease

Once we file the amendment for the Preferred Share Decrease, it will have the immediate effect of reducing the total amount of authorized Preferred Stock. No shares of Preferred Stock are issued and outstanding. Unlike the Reverse Stock Split, it will have no impact on the number of shares of Common Stock you own.

No Dissenters’ Rights

Under the Nevada Revised Statutes, the Company’s stockholders are not entitled to dissenters’ rights with respect to the decrease in authorized shares, and the Company will not independently provide stockholders with any such right.

Procedure for Effecting the Preferred Share Decrease

The Preferred Share Decrease will become effective at such future date as determined by the Board, as evidenced by the filing of the Certificate of Change with the Secretary of State of the State of Nevada, but in no event earlier than the 20th calendar day after this Information Statement is mailed or furnished to the stockholders of record as of [ ], 2022. Moreover, although the Preferred Share has been approved by the requisite number of stockholders, the Board reserves the right, in its discretion, to abandon the Preferred Share Decrease prior to the proposed effective date if it determines that abandoning the Preferred Share Decrease is in the best interests of the Company. No further action on the part of stockholders would be required to either effect or abandon the Preferred Share Decrease.

The text of the Certificate of Change is subject to modification to include such changes as may be required by the NRS and as the Board deems necessary and advisable to effect the Preferred Share Decrease. If the Board elects to implement the Preferred Share Decrease, the number of authorized shares of Preferred Stock would be reduced from 100,000,000 to 5,000,000. The number of issued and outstanding shares of Preferred Stock, which is 0, would remain unchanged.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND

RELATED STOCKHOLDER MATTERS

The following table sets forth, as of ___________ 2022, information concerning ownership of our securities by (i) each director, (ii) each executive officer, (iii) all directors and executive officers as a group; and (iv) each person known to us to be the beneficial owner of more than five percent of each class. That table is based on [_] issued and outstanding shares.

The number and percentage of shares beneficially owned includes any shares as to which the named person has sole or shared voting power or investment power and any shares that the named person has the right to acquire within 60 days.

The mailing address for all directors, executive officers, and beneficial owners of more than 5% of our common stock is #3 Bethesda Metro Center, Suite 700, Bethesda, Maryland, 20814.

Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage
Directors and Named Executive Officers:
Dr. Eyal Ballan			%
Uri Ben-Or
Inbar Maymon- Pomeranchik			%
Gil Feiler			%
Shaul Yemal
Eyal Barad	140,000	(1)	*
Gabriel Yariv	2,500,000	(2)%
All Named Executive Officers and Directors as a Group (7 persons)			%
5% or Greater Stockholders:
Cannabics Inc. (3)	86,939,240		%

*less than 1%

(1)	Includes 140,000 shares issuable upon exercise of stock options.

(2)	Includes 2,500,000 shares issuable upon exercise of stock options.

(3)	Eyal Barad and Gabriel Yariv, as the directors of Cannabics Inc., have joint voting and dispositive control over our securities held by Cannabics Inc. Mr. Barad, Mr. Yariv and Mr. Feiler own 26.25%, 0.33% and 3.07%, respectively, of Cannabics Inc. The mailing address for Cannabics Inc. is #3 Bethesda Metro Center, Suite 700, Bethesda, Maryland, 20814.

VOTE OBTAINED — NEVADA LAW

Section 78.320 of the NRS provides that, unless otherwise provided in the Company’s Articles of Incorporation or bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. Neither the Company’s Articles of Incorporation nor its By-Laws prohibit the taking of action by its stockholders by written consent. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors voted to utilize this provision under Nevada law and obtained the written consent of the holder of a majority in interest of our Common Stock. As of [_], 2022, there were [_] shares of Common Stock of the Company issued and outstanding. Each holder of Common Stock is entitled to one vote for each share held by such holder.

On [_], 2022, stockholders holding in the aggregate 86,939,240 shares of Common Stock or approximately [_]% of the Common Stock outstanding on such date, approved the Name Change, the Reverse Stock Split, and the Preferred Share Decrease. Section 78.320 of the NRS provides that in no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.

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DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of its security holders. The Company undertakes to deliver promptly and without charge, upon written or oral request, a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents was delivered. Security holders sharing an address and receiving a single copy may send a request to receive separate information statements to the Company at the following address: Cannabics Pharmaceuticals Inc, # 3 Bethesda Metro Center, Suite 700, Bethesda, MD 20814 or by email at eyalbarad@cannabics.com.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the SEC. Reports and other information filed by the Company can be accessed on the SEC website where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC may be obtained free of charge. In addition, you may send a request for any of our SEC filings to Cannabics Pharmaceuticals Inc, # 3 Bethesda Metro Center, Suite 700, Bethesda, MD 20814 or by email at eyalbarad@cannabics.com.

INCORPORATION BY REFERENCE

Statements contained in this information statement, or in any document incorporated in this information statement by reference regarding the contents of other documents, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this information statement certain documents we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Information Statement, and later information that we file with the SEC, prior to the effective date of the actions set forth herein, will automatically update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and prior to the effective date of the actions set forth herein. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as information or proxy statements (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Securities Exchange Act of 1934). Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference into this information statement.

Company Filings:	Periods:
Annual Report on Form 10-K Quarterly Report on Form 10-Q Current Report on Form 8-K	Year ended August 31, 2021 filed on November 29, 2021 Quarter ended November 30, 2021 filed on January 13, 2022 Filed on September 13, 2021 and November 19, 2021

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Any person, including any beneficial owner, to whom this Information Statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, as described above in “Where You Can Find More Information.”

You should rely only on information contained in or incorporated by reference in this information statement. No persons have been authorized to give any information or to make any representations other than those contained in this information statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person.

THIS INFORMATION STATEMENT IS DATED [_], 2022. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS INFORMATION STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

This Information Statement is first being mailed or furnished to stockholders on or about [ ], 2022. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

By Order of the Board of Directors

[_], 2022

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Appendix A

Form of Certificate of Amendment

 BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) 1. Name of corporation: 2. The articles have been amended as follows: (provide article numbers, if available) 3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 4. Effective date and time of filing: (optional) Date: Time: 5. Signature: (required) (must not be later than 90 days after the certificate is filed) Signature of Officer *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected. This form must be accompanied by appropriate fees. Nevada Secretary of State Amend Profit-After Revised: 1-5-15

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Appendix B

Form of Certificate of Change

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations 1. Name of corporation: 2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders. 3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: 4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: 6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: 7. Effective date and time of filing: (optional) 8. Signature: (required) X Signature of Officer Date: Time: (must not be later than 90 days after the certificate is filed) Title IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected. This form must be accompanied by appropriate fees. Nevada Secretary of State Stock Split Revised: 1-5-15

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